                                                                    Exhibit 4.11



                         1,750,000 PREFERRED SECURITIES

                       LUCENT TECHNOLOGIES CAPITAL TRUST I

             7.75% CUMULATIVE CONVERTIBLE TRUST PREFERRED SECURITIES

                         GUARANTEED BY, AND CONVERTIBLE
                            INTO THE COMMON STOCK OF,

                            LUCENT TECHNOLOGIES INC.

                          REGISTRATION RIGHTS AGREEMENT

                                                                  March 13, 2002

         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of March 13, 2002 by and among Lucent Technologies Inc., a Delaware corporation (the "COMPANY"), Lucent Technologies Capital Trust I (the "TRUST"), a statutory business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.), Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), Salomon Smith Barney Inc. ("SALOMON SMITH BARNEY"), J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., Deutsche Banc Alex. Brown Inc, and SG Cowen Securities Corporation (collectively, the "INITIAL PURCHASERS"), for whom Morgan Stanley and Salomon Smith Barney are acting as representatives (the "REPRESENTATIVES").

         This Agreement is made pursuant to the Purchase Agreement dated March 13, 2002, among the Company, the Trust and the Initial Purchasers (the "PURCHASE AGREEMENT"), which provides for the sale by the Trust to the Initial Purchasers an aggregate of 1,750,000 (including an aggregate of 250,000 that the Trust has granted the Initial Purchasers an overallotment option to purchase pursuant to the Purchase Agreement) of its 7.75% Cumulative Convertible Trust Preferred Securities, initial liquidation preference $1,000 per preferred security (the "TRUST PREFERRED SECURITIES"). The proceeds of the sale by the Trust of the Trust Preferred Securities, together with the proceeds from the sale of the common securities of the Trust to the Company, are to be invested by the Trust in 7.75% convertible subordinated debentures due March 15, 2017 of the Company (the "SUBORDINATED DEBENTURES") issued pursuant to the Indenture (as defined herein). The Trust Preferred Securities are guaranteed, on a subordinated basis, by the Company to the extent set forth in the Guarantee Agreement (the "GUARANTEE") and will be convertible into shares of Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK") at the conversion price set forth in the Final Memorandum (as defined in the Purchase Agreement). For purposes of this Agreement, the term "SECURITIES" refers to the Trust Preferred Securities, the Subordinated Debentures, all shares of Common Stock issued on conversion of the Trust Preferred Securities or Subordinated Debentures and the Guarantee.

         In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Trust have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights with respect to the Securities set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1. Definitions.

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "ADDITIONAL DISTRIBUTIONS" shall have the meaning set forth in the Amended and Restated Trust Agreement.

         "ADDITIONAL INTEREST" shall have the meaning set forth in the Indenture.

         "AMENDED AND RESTATED TRUST AGREEMENT" shall mean the Amended and Restated Trust Agreement dated as of March 19, 2002 among the Company as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and three employees or officers of, or affiliates with the Company, as administrative trustees.

         "1933 ACT" shall mean the Securities Act of 1933, as amended from time to time.

         "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "CLOSING DATE" shall mean the Closing Date as defined in the Purchase Agreement.

         "COMMON STOCK" shall have the meaning set forth in the preamble.

         "COMPANY" shall have the meaning set forth in the preamble and shall also include the Company's successors.

         "GUARANTEE" shall have the meaning set forth in the preamble.

         "GUARANTEE AGREEMENT" shall mean the Guarantee Agreement, dated as of March 19, 2002, executed and delivered by the Company for the benefit of the Holders as amended or supplemented from time to time in accordance with the terms thereof.

         "HOLDERS" shall mean the Initial Purchasers, for so long as they own any Registrable Securities (except that for purposes of Section 4 hereof, the Initial Purchasers shall always be considered Holders), and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities.

         "INITIAL PURCHASERS" shall have the meaning set forth in the preamble.

         "INDENTURE" shall mean the Indenture, dated as of March 19, 2002, relating to the Company's Subordinated Debentures, which sets forth the powers, preferences, rights, qualifications, limitations and restrictions of the Subordinated Debentures.

         "MAJORITY HOLDERS" shall mean, with respect to any particular Registrable Securities, the Holders of a majority of the aggregate liquidation preference plus accrued and unpaid distributions of such Registrable Securities which are Trust Preferred Securities and the aggregate principal amount of such Registrable Securities which are Subordinated Debentures issued upon exchange of such Trust Preferred Securities, taken as a whole. In addition, the Common Stock surrendered for conversion or exchange in order to receive such number of shares of Common Stock shall be treated as representing the liquidation amount of Trust Preferred Securities or the principal amount of Subordinated Debentures; provided that, for purposes of Section 5(b), whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

         "PERSON" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble.

         "PROSPECTUS" shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, at the time such Registration Statement is declared effective, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case, including all material incorporated by reference therein.

         "REGISTRABLE SECURITIES" shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities on the earlier to occur of (i) the date on which a Shelf Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) the date on which such Securities may be sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule
144A) under the 1933 Act or (iii) the date on which such Securities shall have ceased to be outstanding.

         "REGISTRATION DEFAULTS" shall mean the occurrence of any of the following events:

         (i) on or prior to the 90th day following the date of original issuance of the Trust Preferred Securities, a Shelf Registration Statement has not been filed with the SEC,

         (ii) on or prior to the 180th day following the date of original issuance of the Trust Preferred Securities, a Shelf Registration Statement has not been declared effective by the SEC, or

         (iii) after a Shelf Registration Statement has been declared effective by the SEC, the Shelf Registration Statement thereafter ceases to remain effective or useable (except as provided in the second to last paragraph of Section 3) in connection with resales of the Registrable Securities during the period specified in the third sentence of Section 2(a);

provided, however, that a Registration Default shall cease to occur and be cured under clause (i) above at such time as a Shelf Registration Statement is filed; under clause (ii) above at such time as a Shelf Registration Statement is declared effective by the SEC; and under clause (iii) above at such time as a Shelf Registration Statement becomes effective or usable again after ceasing to be effective or usable.

         "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company and the Trust with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel (not to exceed $10,000) for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities), (iii) all expenses of printing and distributing, at the request of the Company, any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, (iv) all rating agency fees, (v) all fees and disbursements of the Transfer Agent, (vi) the fees and disbursements of counsel for the Company and the Trust and the reasonable fees and disbursements of one counsel for the Holders incurred on or before the initial effectiveness of the Shelf Registration Statement, which counsel shall be counsel for the Initial Purchasers or other counsel selected by the Majority Holders and satisfactory to the Company ("COUNSEL FOR THE HOLDERS"), (vii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and (viii) the fees and expenses of listing the Common Stock on any securities exchange or quotation system in accordance with Section 3(o) hereof, but excluding underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "SECURITIES" shall have the meaning set forth in the preamble.

         "SHELF REGISTRATION" shall mean a registration effected pursuant to
Section 2(a) hereof.

         "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company and the Trust pursuant to the provisions of Section 2(a) of this Agreement providing for the sale by the Holders of all of the Registrable Securities (except Registrable Securities that the Holders have elected not to include in such Shelf Registration Statement) or Securities that represent an unsold allotment for the original offering thereof on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "SUBORDINATED DEBENTURES" shall have the meaning set forth in the preamble.

         "TRANSFER AGENT" shall mean the transfer agent with respect to the Trust Preferred Securities and the Common Stock

         "TRUST AGREEMENT" shall mean the Trust Agreement dated as of February 1, 2002 among the Company as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and three employees or officers of, or affiliates with the Company, as administrative trustees.

         "TRUST PREFERRED SECURITIES" shall have the meaning set forth in the preamble.

         "UNDERWRITERS" shall have the meaning set forth in Section 3 hereof.

         "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

         2. Registration under the 1933 Act.

                  (a) The Company and the Trust shall prepare, and not later than 90 days following the date of original issuance of the Trust Preferred Securities, shall use its reasonable best efforts to cause to be filed with the SEC, a Shelf Registration Statement. The Company and the Trust shall use their reasonable best efforts to have the Shelf Registration Statement declared effective by the SEC on or prior to the date that is 180 days after the date of original issuance of the Trust Preferred Securities. The Company and the Trust agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of the expiration of the period referred to in Rule 144(k) under the 1933 Act with respect to the Registrable Securities or two years after the issue date of the Trust Preferred Securities or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company and the Trust further agree to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Trust for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder and required by applicable law to be included therein, and to use their reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon thereafter as practicable. The Company and the Trust agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                  (b) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a). Each Holder shall pay all underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                  (c) The Shelf Registration Statement filed pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to the Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Shelf Registration Statement will be deemed not to be effective during the period of such interference until the offering of Registrable Securities pursuant to the Shelf Registration Statement may legally resume.

                  (d) Upon the occurrence of a Registration Default, Holders will be entitled to receive Additional Distributions as provided in the Amended and Restated Trust Agreement or, if the Trust Preferred Securities have been exchanged for Subordinated Debentures, Additional Interest as provided in the Indenture.

                  (e) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Trust acknowledge that any failure by the Company or the Trust to comply with any of their respective obligations under Section 2(a) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Trust's obligations under Section 2(a) hereof.

         3. Registration Procedures.

         In connection with the obligations of the Company and the Trust with respect to the Shelf Registration Statement pursuant to Section 2(a) hereof, the Company and the Trust shall reasonably promptly:

                  (a) prepare and file with the SEC a Shelf Registration Statement on the appropriate form under the 1933 Act, which form shall
         (x) be selected by the Company, (y) be available for the sale of the Registrable Securities by the selling Holders thereof and (z) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and use their reasonable best efforts to cause the Shelf Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; and keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities;

                  (c) furnish to each Holder of Registrable Securities, to counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and each of the Company and the Trust consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law; provided, however, that such consent is subject to compliance by the Holders and any such Underwriters with the second to last paragraph of Section 3;

                  (d) use their reasonable best efforts (i) to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by the Shelf Registration Statement shall reasonably request in writing by the time the Shelf Registration Statement is declared effective by the SEC and (ii) to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other customary acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that neither the Company nor the Trust shall be required to (A) register or qualify as a foreign corporation or as a trust or as a dealer in securities in any jurisdiction where it would not otherwise be required to register or qualify but for this Section 3(d), or (B) take any action that would subject either of them to any general service of process or to taxation in any such jurisdiction if it is not so subject;

                  (e) notify each Holder of Registrable Securities, counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) promptly and, if requested by such Persons, confirm such advice in writing, (i) when the Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to the Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of the Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the Company or the Trust receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period the Shelf Registration Statement is effective which makes any statement made in the Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate;

                  (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment and provide prompt notice to each Holder of Registrable Securities of the withdrawal of any such order;

                  (g) furnish to each Holder of Registrable Securities, upon request and without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                  (h) in connection with any sale of Registrable Securities which are in certificated form that will result in such securities no longer being Registrable Securities, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws) and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

                  (i) upon the occurrence of any event contemplated by Section 3(e) hereof that so requires, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders of Registrable Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

                  (j) a reasonable time prior to the filing of the Shelf Registration Statement, any Prospectus, any amendment to the Shelf Registration Statement or amendment or supplement to a Prospectus to be filed pursuant to the 1933 Act, provide copies of such document to Morgan Stanley and Salomon Smith Barney and their counsel and make such of the representatives of the Company as shall be reasonably requested by Salomon Smith Barney and Morgan Stanley or their counsel available for discussion of such document, and shall not at any time file or make any amendment to the Shelf Registration Statement, any Prospectus or any amendment of or supplement to the Shelf Registration Statement or a Prospectus, of which Salomon Smith Barney and Morgan Stanley and their counsel shall not have previously been advised and furnished a copy or to which Salomon Smith Barney and Morgan Stanley or their counsel shall reasonably object within two business days after receipt thereof;

                  (k) obtain a CUSIP number for all Registrable Securities not later than the effective date of the Shelf Registration Statement;

                  (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Registrable Securities, cooperate with the trustee under the Indenture and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the trustee under the Indenture to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (m) make available for inspection by any Underwriter reasonably acceptable to the Company participating in any disposition pursuant to the Shelf Registration Statement, and counsel for the Holders reasonably acceptable to the Company, at reasonable times and in a reasonable manner, all financial and other records, material corporate documents and properties of the Company and the Trust, and cause the respective officers, directors and employees of the Company and the respective officers of the Trust to supply such information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Shelf Registration Statement, in each case, that would customarily be reviewed or examined in connection with a "DUE DILIGENCE" review in connection with filing a Shelf Registration Statement of the Company;

                  (n) if reasonably requested by any Holder of Registrable Securities covered by the Shelf Registration Statement, (i) as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as is required to be included therein in accordance with applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; provided, however, that the Company and the Trust shall not be required to take any action pursuant to this Section 3(n) that would, in the opinion of counsel for the Company reasonably satisfactory to the Initial Purchasers, violate applicable law;

                  (o) cause all Registrable Securities covered by the Shelf Registration Statement (i) that consist of Common Stock to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed, if so requested by the Majority Holders and (ii) that consist of Trust Preferred Securities to be rated with Standard & Poor's and Moody's Investors Service Inc., if so requested by the Majority Holders; and

                  (p) in the case of an Underwritten Offering pursuant to the Shelf Registration, upon the request of the Majority Holders of Registrable Securities included therein, enter into such customary agreements and take all such other customary actions in connection therewith (including those reasonably requested by counsel for the Holders) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, (i) to the extent possible, make such reasonable representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Trust, the Company and the Company's subsidiaries, the Shelf Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as were made by the Company in the Purchase Agreement and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company and of counsel to the Trust (both of such counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the selling Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) subject to the making of such representations as are customarily made to such accountants in relation to their provision of such letters, obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary or affiliate of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Shelf Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by counsel for the Holders to evidence the continued validity of the representations and warranties of the Company made pursuant to clause
         (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

         The Company may require each Holder of Registrable Securities to promptly furnish to the Company such information regarding the Holders and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. Notwithstanding anything herein to the contrary, no Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder (i) furnishes to the Company in writing within 20 days after receipt of a request therefor, the information specified in Items 507 and 508 of Regulation S-K, as applicable, of the 1933 Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included therein, (ii) agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading and
(iii) at the Company's request, acknowledges in writing its agreement to be bound by the provisions of this Agreement in accordance with Section 5(d) hereof. No Holder shall be entitled to Additional Dividends or Additional Interest during any period in which exclusion of any Registrable Securities of such Holder from any Shelf Registration Statement results from the operation of this paragraph.

         Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to the Shelf Registration Statement, the Company and the Trust shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. Such suspensions may not exceed 90 days in the aggregate in any consecutive 365-day period.

         The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "UNDERWRITERS") that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering and shall be reasonably acceptable to the Company.

         4. Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each other Holder and each Person, if any, who controls the Initial Purchasers or any other Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by any Initial Purchaser or any other Holder, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company or the Trust shall have furnished any amendments or supplements thereto, including all documents incorporated therein by reference), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser or other Holder furnished to the Company in writing by such Initial Purchaser or relating to any other Holder furnished to the Company in writing by such Holder expressly for use therein; provided, however, that the foregoing indemnity with respect to the Preliminary Memorandum (as defined in the Purchase Agreement) shall not inure to the benefit of the Initial Purchaser, other Holder or controlling person from whom the person asserting any such losses, claims, damages, liabilities or actions in respect thereof purchased Securities to the extent that any such losses, claims, damages, liabilities or actions in respect thereof result from such Initial Purchaser's, other Holder's or controlling person's selling Securities to a person in an initial resale to whom there was not sent or given, at or prior to the written confirmation of the sale of such Securities, a copy of the Final Memorandum (as amended or supplemented), if the Company had previously furnished a copy of such amendments or supplements to such Initial Purchaser, other Holder or controlling person prior to confirmation of the sale of such Securities to such person by such Initial Purchaser, other Holder or controlling person, and the losses, claims, damages, liabilities or actions in respect thereof of such Initial Purchaser, other Holder or controlling person result from an untrue statement or omission of a material fact contained in the Preliminary Memorandum, which was corrected in the Final Memorandum (as amended or supplemented).

                  (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Trust, the Initial Purchasers, each affiliate of an Initial Purchaser which participated in the distribution of the Securities and each other selling Holder, and each of their respective directors and officers who sign the Shelf Registration Statement, any trustees of the Trust and any Person who controls the Company, the Trust, any Initial Purchaser and each other selling Holder within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Initial Purchasers and other Holders, but only with reference to such untrue statements or omissions, or such alleged untrue statements or omissions, contained in the Shelf Registration Statement (or any such amendment thereto) based upon information relating to any Initial Purchaser or other Holder furnished in writing by or on behalf of such Initial Purchaser or other Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 4(a) or 4(b), such Person (the "INDEMNIFIED PERSON") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the Indemnifying Person, upon request of the Indemnified Person, shall retain one counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in respect of the legal expenses of any Indemnified Person in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley and Salomon Smith Barney, in the case of persons indemnified pursuant to Section 4(a), and by the Company, in the case of persons indemnified pursuant to Section 4(b). The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in Section 4(a) or 4(b) is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Holders on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 4(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 4(d)(i) above but also the relative fault of the Company and the Trust on the one hand and of the Holders on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

                  (e) The Company, the Trust and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 4(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' respective obligations to contribute pursuant to this Section are several in proportion to the aggregate principal amount of Registrable Securities sold by them pursuant to the Shelf Registration Statement. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

                  (f) Any losses, claims, damages or liabilities for which an Indemnified Person is entitled to indemnification or contribution under this Section shall be paid by the Indemnifying Person to the Indemnified Person as such losses, claims, damages or liabilities are incurred. The indemnity and contribution agreements contained in this
         Section 4 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser, any Holder or any Person controlling any Initial Purchaser, any Holder, the Company's directors or officers or any Person controlling the Company, the Trust, the trustees of the Trust or any officers of, or any person controlling, the Trust, (ii) any termination of this Agreement and (iii) any sale of Registrable Securities pursuant to the Shelf Registration Statement.

         5. Miscellaneous.

                  (a) No Inconsistent Agreements. Neither the Company nor the Trust has entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address set forth in the records of the Transfer Agent, which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section; and (iii) if to the Trust, in care of the Company at the appropriate address in the preceding clause. A Person may, by notice to another Person, authorize any additional means by which that other Person may give such notices and other communications to that Person. All such notices and communications shall be deemed to have been duly given at the time delivered, if personally delivered; five business days after being deposited in the mail, postage pre-paid, if mailed; when receipt is acknowledged, if telecopied; on the next business day if timely delivered to an air courier guaranteeing overnight delivery; and when sent, if by any other authorized method.

                  Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the trustee under the Indenture, at the address specified in the Indenture.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment or assumption, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Amended and Restated Trust Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to the benefits hereof. The Initial Purchasers shall have no liability or obligation to the Company or to the Trust with respect to any failure by any other Holder to comply with, or any breach by any other Holder of, the obligations of such Holder under this Agreement.

                  (e) Purchases and Sales of Securities. The Company shall not, and shall cause its affiliates (as defined in rule 405 under the 1993
         Act) not to, purchase and then resell or otherwise transfer any Securities other than to the Company or its affiliates.

                  (f) Third Party Beneficiary. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Trust, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                  (g) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  (h) Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  (j) Severability. In the event that one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Termination. This agreement shall terminate and all rights and obligations of the parties under it shall cease if the Trust Preferred Securities are not issued and sold by the Trust to the Initial Purchasers pursuant to the Purchase Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    LUCENT TECHNOLOGIES CAPITAL TRUST I,
                                            a Delaware Statutory Business Trust

                                    By: LUCENT TECHNOLOGIES INC.,
                                            As Depositor

                                    By:  /s/ Martina Hund-Mejean
                                         ---------------------------------------
                                         Name: Martina Hund-Mejean
                                         Title:   Senior Vice President and
                                                  Teasurer

                                    LUCENT TECHNOLOGIES INC.


                                    By:  /s/ Martina Hund-Mejean
                                         ---------------------------------------
                                         Name: Martina Hund-Mejean
                                         Title:   Senior Vice-President and
                                                  Treasurer

MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.

For themselves and as Representatives of the other Initial Purchasers

By:   MORGAN STANLEY & CO. INCORPORATED


By:   /s/ Sunjeev Aurora
      -----------------------------------
      Name: Sunjeev Aurora
      Title:   Vice President

By:  SALOMON SMITH BARNEY INC.


By:  /s/ Gerard L. Eastman, Jr.
      -----------------------------------
      Name: Gerard L. Eastman, Jr.
      Title:   Managing Director